Exhibit 4.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

dated as of June 12, 2012 among

GULF SOUTH PIPELINE COMPANY, LP

and

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

on behalf of themselves and the Initial Purchasers listed on Schedule I hereto

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of June 12, 2012, among Gulf South Pipeline Company, LP (the “Partnership”), a limited partnership duly organized and existing under the laws of the State of Delaware, GS Pipeline Company, LLC (the “General Partner” and, together with Partnership, the “Partnership Parties”), a Delaware limited liability company, and Barclays Capital Inc. and J.P. Morgan Securities LLC, each acting on behalf of themselves and the several initial purchasers listed on Schedule I hereto (the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement dated as of June 7, 2012, among the Partnership Parties and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Partnership to the Initial Purchasers of $300,000,000 aggregate principal amount of its 4.000% Senior Notes due 2022 (the “Notes”). The Notes are to be issued pursuant to the provisions of an Indenture dated the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”) by and among the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Partnership Parties have agreed to provide to each Initial Purchaser and its direct and indirect transferees the registration rights with respect to the Notes set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 2(d).

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to remain closed.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii).

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean a registration statement on Form S-4 (or, if applicable, on another appropriate form) relating to an offering of Exchange Notes pursuant to a Registered Exchange Offer and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Notes” shall mean any securities issued by the Partnership to be offered to Holders in exchange for Notes (pursuant to the Registered Exchange Offer or otherwise) pursuant to an Exchange Offer Registration Statement, containing terms identical to the Notes for which they are exchanged except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the date of issuance of the Notes, and (ii) the Exchange Notes will not contain the legend appearing on the face of the Notes in the form recited in the Indenture and will not contain terms with respect to transfer restrictions or Additional Interest.

“General Partner” shall have the meaning set forth in the preamble.

“Holder” shall mean each Initial Purchaser, for so long as it owns any Transfer Restricted Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Indenture” shall have the meaning set forth in the preamble.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Notes; provided that, for purposes of Section 6(b), whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Partnership or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Transfer Restricted Notes if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Transfer Restricted Notes) shall not be considered outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Notes” shall have the meaning set forth in the preamble.

“Participant” shall have the meaning set forth in Section 5(a).

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Partnership” shall have the meaning set forth in the preamble and also includes the Partnership’s successors.

“Partnership Parties” shall have the meaning set forth in the preamble.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Default” shall have the meaning set forth in Section 2(e).

“Registered Exchange Offer” shall mean the exchange offer by the Partnership of Exchange Notes for all Notes that are Transfer Restricted Notes pursuant to Section 2(a) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Partnership with this Agreement, including without limitation: (i) all Commission, stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, including if applicable, the fees and expenses of any “qualified independent underwriter” required to be retained by any holder of Transfer Restricted Notes in accordance with the rules and regulations of FINRA, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Transfer Restricted Notes), (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Partnership and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Partnership, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, but excluding fees of counsel to the Underwriters (other than the fees and expenses set forth in clause (ii) above) and the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Notes by a Holder.

“Registration Statement” shall mean any registration statement of the Partnership that covers any of the Exchange Notes or the Transfer Restricted Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Partnership pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Transfer Restricted Notes (but no other securities unless approved by the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Notes that are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Period” shall have the meaning set forth in Section 2.

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Transfer Restricted Notes” shall mean each outstanding Note until: (i) in the case of a Holder who was entitled to participate in the Registered Exchange Offer, an Exchange Offer Registration Statement with respect to such Note shall have been declared effective under the 1933 Act and either (a) such Note shall have been exchanged by a Person other than a broker-dealer for an Exchange Note in the Registered Exchange Offer or (b) the Registered Exchange Offer shall have been consummated and such Note was not tendered by the Holder thereof in the Registered Exchange Offer; (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Note has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date that is two years after the date of this Agreement.

“Trustee” shall have the meaning set forth in the preamble.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration or Underwritten Offering” shall mean a registration in which Transfer Restricted Notes are sold to an Underwriter for reoffering to the public.

2. Registration under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the Commission, the Partnership shall (1) file an Exchange Offer Registration Statement after the Closing Date registering the offer by the

Partnership to the Holders to exchange all of the Transfer Restricted Notes for an equal aggregate principal amount of Exchange Notes and (2) use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective on or prior to 360 days after the Closing Date. The Partnership shall use its commercially reasonable efforts to have the Exchange Offer Registration Statement remain effective until the closing of the Registered Exchange Offer. The Partnership shall commence the Registered Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the Commission and use its commercially reasonable efforts to have the Registered Exchange Offer consummated (by issuing Exchange Notes for all tendered, and not validly withdrawn, Transfer Restricted Notes) not later than 30 Business Days, or longer, if required by the federal securities laws, after such effective date. The Partnership shall commence the Registered Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Registered Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Transfer Restricted Notes validly tendered will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Transfer Restricted Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

(iv) that Holders electing to have a Transfer Restricted Note exchanged pursuant to the Registered Exchange Offer will be required to surrender such Transfer Restricted Note, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Transfer Restricted Notes exchanged.

As soon as practicable after the last Exchange Date, the Partnership shall:

(A) accept for exchange Transfer Restricted Notes or portions thereof tendered and not validly withdrawn pursuant to the Registered Exchange Offer; and

(B) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Notes or portions thereof so accepted for exchange by the Partnership and issue and cause the Trustee to promptly authenticate and deliver to each Holder an Exchange Note equal in aggregate principal amount to the aggregate principal amount of the Transfer Restricted Notes surrendered by such Holder.

The Partnership shall use its commercially reasonable efforts to complete the Registered Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Registered Exchange Offer. The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the Commission and such other conditions as are customary for similar exchange offers registered with the Commission on Form S-4. The Partnership shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Registered Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Transfer Restricted Notes in the Registered Exchange Offer.

If, during the period the Exchange Offer Registration Statement is effective, an event occurs which makes any statement made in such Exchange Offer Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Exchange Offer Registration Statement or Prospectus in order to make the statements therein not misleading, the Partnership shall use its commercially reasonable efforts to, as promptly as practicable, prepare and file with the Commission a supplement or post-effective amendment to the Exchange Offer Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the Transfer Restricted Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Partnership agrees to notify the Holders to suspend the exchange of the Transfer Restricted Notes as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend such exchange until the Partnership has amended or supplemented the Prospectus to correct such misstatement or omission.

(b) If (i) the Partnership is not permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or applicable interpretation of the Staff of the Commission; or (ii) any Holder of Transfer Restricted Notes notifies the Partnership prior to the 20th Business Day following the consummation of the Registered Exchange Offer that: (A) it is prohibited by law or applicable interpretation of the Staff of the Commission from participating in the Registered Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Notes acquired directly from the Partnership or an affiliate of the Partnership, the Partnership shall (x) use its commercially reasonable efforts to file with the Commission within 90 days after such filing obligation arises (or, if later, the date by which the Partnership is obligated to file an Exchange Offer Registration Statement) a Shelf Registration Statement providing for the resale by the Holders of Transfer Restricted Notes of all of their Transfer Restricted Notes; provided, however, that no Holder of Transfer Restricted Notes entitled to have its Transfer Restricted Notes included in a Shelf Registration Statement shall be entitled to have its Transfer Restricted Notes included in a Shelf Registration Statement if such Holder has failed to comply with its obligations set forth in Section 3 and (y) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission or to become automatically effective in accordance with the rules and regulations of the Commission on or prior to 180 days after such filing obligation arises (or, if later, the date by which the Partnership is obligated to use its commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective). Subject to the following paragraph, the Partnership agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date that is two (2) years from the date of this Agreement or such shorter period that will terminate when all of the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Transfer Restricted Notes within the meaning of this Agreement. The Partnership further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Partnership for such Shelf Registration Statement, the 1933 Act or any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to be declared effective by the Commission and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Partnership agrees to furnish to the Holders of Transfer Restricted Notes copies of any such supplement or amendment promptly after its being used or filed with the Commission.

Notwithstanding anything to the contrary in this Agreement, the Partnership, upon advising the Initial Purchasers and each Holder, may suspend the use of the Prospectus included in any Shelf Registration Statement for periods of time not to exceed 30 consecutive days and for no more than 60 days during any 365 day period in which such suspensions are in effect (each such period, a “Suspension Period”) if (i) an event or circumstance occurs and is continuing as a result of which the Shelf Registration Statement, the related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the good faith judgment of the Partnership, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Partnership determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Partnership or (B) the disclosure otherwise relates to a material business transaction or development which has not been publicly disclosed; provided, however, that upon the termination of such Suspension Period, the Partnership shall promptly advise the Initial Purchasers and each Holder that such Suspension Period has been terminated.

(c) The Partnership shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Notes pursuant to a Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the Commission. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the Commission or is automatically effective upon filing with the Commission as provided by Rule 462 under the Securities Act.

(e) The Partnership and the Initial Purchasers agree that the Holders will suffer damages if the Partnership fails to fulfill its obligations under Section 2(a) or Section 2(b) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Partnership agrees that if:

(i) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 360th day following the Closing Date,

(ii) the Registered Exchange Offer is not completed on or prior to the 30th Business Day following the date the Exchange Offer Registration Statement is declared effective, or

(iii) a Shelf Registration Statement is required to be filed but is not filed or declared effective (or does not become automatically effective) within the respective time periods set forth herein or the Shelf Registration Statement is declared effective or becomes effective but thereafter ceases to be effective or usable (other than during a Suspension Period) prior to the date that is two years after the date of this Agreement other than after the Transfer Restricted Notes being sold thereunder have been disposed of under the Shelf Registration Statement or cease to be Transfer Restricted Notes, without being succeeded within two Business Days by a post-effective amendment which cures the failure and that is itself immediately declared effective, (each such event referred to in clauses (i) through (iii) a “Registration Default”), Additional Interest (as defined below) will accrue on the affected Transfer Restricted Notes.

If a Registration Default occurs with respect to any Transfer Restricted Notes, the interest rate on the Transfer Restricted Notes will be increased (“Additional Interest”) by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such

Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default will end when such Notes cease to be Transfer Restricted Notes or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Registered Exchange Offer is completed or when the Shelf Registration Statement covering such Transfer Restricted Notes becomes effective or (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

Anything herein to the contrary notwithstanding, if a Registered Exchange Offer is consummated, any Holder who was, at the time such Registered Exchange Offer was pending and consummated, eligible to exchange its Notes for Exchange Notes in such Exchange Offer, and withdrew or did not validly tender its Notes, will not be entitled to receive any Additional Interest pursuant to the preceding paragraph, and such Notes will no longer constitute Transfer Restricted Notes hereunder.

Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Exchange Notes or a Holder of Transfer Restricted Notes who is not entitled to the benefits of the Shelf Registration Statement pursuant to Section 2(b) hereof shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

(f) The Partnership shall notify the Trustee within one Business Day after each date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to this Section 2 will be payable in addition to any other interest payable from time to time with respect to the Transfer Restricted Notes in cash semiannually on the interest payment dates specified in the Indenture (to the holders of record as specified in the Indenture), commencing with the first such interest payment date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined in a manner consistent with the calculation of interest under the Indenture.

(g) Without limiting the remedies available to the Holders, the Partnership acknowledges that any failure by the Partnership to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Partnership’s obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

In connection with the obligations of the Partnership with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Partnership shall as expeditiously as possible (provided, however, that the Partnership shall not be required to take actions more promptly than required by Sections 2(a) and 2(b)):

(a) prepare and file with the Commission a Registration Statement on the appropriate form under the 1933 Act, which form shall (i) be selected by the Partnership, (ii) in the case of a Shelf Registration, permit the sale of the Transfer Restricted Notes by the selling Holders thereof and (iii) comply as to form in all material respects with the applicable requirements of the 1933 Act and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Transfer Restricted Notes or Exchange Notes;

(c) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes being sold thereunder, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Transfer Restricted Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Transfer Restricted Notes; and, subject to Section 3(i), the Partnership consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Transfer Restricted Notes and any such Underwriters in connection with the offering and sale of the Transfer Restricted Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use its commercially reasonable efforts to register or qualify the Transfer Restricted Notes being sold under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Transfer Restricted Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the Commission, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Notes owned by such Holder; provided, however, that the Partnership shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of Transfer Restricted Notes being registered for resale thereunder, counsel for the Holders and counsel for the Initial Purchasers (or, if applicable, separate counsel for the Holders) promptly and, if requested by any such Holder or counsel, confirm such notice in writing, (i) when the applicable Shelf Registration Statement has been declared effective or has become automatically effective and when any post-effective amendment thereto has been filed and is declared effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to such Shelf Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of such Shelf Registration Statement and the closing of any sale of Transfer Restricted Notes covered thereby, the Partnership receives any notification with respect to the suspension of the qualification of such Transfer Restricted Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period such Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of any determination by the Partnership that a post-effective amendment to such Shelf Registration Statement would be appropriate and (vii) of any Suspension Period;

(f) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes being registered for resale thereunder, without charge, at least one conformed copy of the applicable Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes (if such Notes are certificated) to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Transfer Restricted Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Transfer Restricted Notes;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) or (vii) hereof, use its commercially reasonable efforts to prepare and file with the Commission a supplement or post-effective amendment to the applicable Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Partnership agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Partnership has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Holders or until the Partnership notifies the Holders that the sale of such Transfer Restricted Notes may be resumed;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus (except any amendment or supplement solely to add additional selling securityholders), provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such representatives of the Partnership as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to a Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus (except any amendment or supplement solely to add additional selling securityholders) of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) have not been previously advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

(k) obtain a CUSIP number for all Exchange Notes or Transfer Restricted Notes, as the case may be, not later than the effective date of the applicable Registration Statement;

(l) cause the Indenture to be qualified under the TIA, in connection with the registration of the Exchange Notes or Transfer Restricted Notes, as the case may be, and cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use commercially reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Transfer Restricted Notes being registered for resale thereunder, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Partnership and cause the respective officers, directors and employees of the Partnership to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the applicable Shelf Registration Statement, in each case, that would customarily be reviewed or examined in connection with “due diligence” review of the Partnership;

(n) use its commercially reasonable efforts to cause the Exchange Notes to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act), if the Transfer Restricted Notes have been rated;

(o) if reasonably requested by any Holder of Transfer Restricted Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Partnership has received notification of the matters to be incorporated in such filing; and

(p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Holders of a majority of the Transfer Restricted Notes being registered for resale thereunder) in order to expedite or facilitate the disposition of such Transfer Restricted Notes thereunder including, but not limited to, pursuant to an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Transfer Restricted Notes with respect to the business of the Partnership, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Partnership (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Transfer Restricted Notes being registered for resale under such Shelf Registration Statement, such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Transfer Restricted Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Partnership (and, if necessary, any other certified public accountant of any subsidiary of the Partnership, or of any business acquired by the Partnership for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Transfer Restricted Notes, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the

Transfer Restricted Notes being registered for resale under the applicable Shelf Registration Statement or by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Partnership made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Partnership may require each Holder of Transfer Restricted Notes being registered for resale thereunder to furnish to the Partnership such information regarding the Holder and the proposed distribution by such Holder of such Transfer Restricted Notes as the Partnership may from time to time reasonably request in writing. No Holder of Transfer Restricted Notes may include its Transfer Restricted Notes in such Shelf Registration Statement unless and until such Holder furnishes such information to the Partnership. Each Holder including Transfer Restricted Notes in a Shelf Registration Statement shall agree to furnish promptly to the Partnership all information regarding such Holder and the proposed distribution by such Holder of such Transfer Restricted Notes required to make the information previously furnished to the Partnership by such Holder not materially misleading.

In connection with an Exchange Offer Registration, each Holder exchanging Notes for Exchange Notes shall be required to represent that (i) the Exchange Notes are being obtained in the ordinary course of business of the Person receiving such Exchange Notes, whether or not such Person is a Holder, (ii) neither such Holder nor any such other Person has an arrangement or understanding with any Person to participate in the distribution of Exchange Notes, (iii) other than as set forth in Section 4, if the Holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Notes, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Notes and (iv) neither the Holder nor any such other Person is an “affiliate” of the Partnership within the meaning of Rule 405 under the Securities Act or, if such Person is an “affiliate,” that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the case of a Shelf Registration, each Holder agrees that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 3(e)(v) or (vii) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Partnership, such Holder will destroy or deliver to the Partnership (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Notes current at the time of receipt of such notice.

If the Partnership shall give any such notice to suspend the disposition of Transfer Restricted Notes pursuant to a Registration Statement, the Partnership shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

The Holders of Transfer Restricted Notes covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Transfer Restricted Notes included in such offering, provided that such Underwriters shall be reasonably acceptable to the Partnership.

4. Participation of Broker-Dealers in Registered Exchange Offer.

(a) The parties hereto understand that the Staff of the Commission has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Registered Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

The Partnership understands the Staff of the Commission has currently taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Partnership agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Partnership shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Partnership to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the Commission or the 1933 Act, will be in conformity with the reasonable request in writing to the Partnership by the Initial Purchasers or with the reasonable request in writing to the Partnership by one or more broker-dealers who certify to the Initial Purchasers and the Partnership in writing that they anticipate that they will be Participating Broker-Dealers; and provided, further, that in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Partnership shall be obligated (x) to deal only with the Initial Purchasers, as representatives of the Participating Broker-Dealers, unless they elect not to act as such representatives, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which will be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c) The Initial Purchasers shall have no liability to the Partnership, other than as Holders in accordance with the terms hereof, or to any other Holder with respect to any request that they may make pursuant to Section 4(b) above.

5. Indemnification and Contribution.

(a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls the Initial Purchasers or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Initial Purchasers or any Holder (each, a “Participant”), from and against all losses, claims, damages and liabilities (including, without limitation, any legal fees or other expenses reasonably incurred by a Participant in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Transfer Restricted Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Partnership Parties shall have furnished any amendments or supplements thereto) forming a part of such Registration Statement, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Initial Purchasers or any Holder, as the case may be, furnished to the Partnership Parties in writing by such Initial Purchasers or selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Partnership Parties will also enter into an underwriting agreement pursuant to which the Partnership Parties will agree to indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in such Underwritten Offering, their officers and directors and each Person who controls such Persons (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement for such Underwritten Offering.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the Initial Purchasers and the other selling Holders, and each of their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Partnership Parties, the Initial Purchasers and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Partnership Parties to the Initial Purchasers and the Holders pursuant to Section 5(a), but only with reference to information relating to such Holder furnished to the Partnership Parties in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, but the failure to so promptly notify the Indemnifying Party shall not negate the obligation to so indemnify such Indemnified Party unless the Indemnifying Party is materially prejudiced by such delay, and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the opinion of counsel to the Indemnifying Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control the Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Parties, their directors, their officers who sign the Registration Statement and each Person, if any, who controls the Partnership within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such

Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by the Initial Purchasers. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Partnership. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or admission of, fault, culpability or failure to act by or on behalf of such Indemnified Person.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Partnership Parties and the Holders will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Transfer Restricted Notes of the applicable Holder that were registered pursuant to a Registration Statement.

(e) The Partnership and each Holder agree that it would not be just or equitable if contribution pursuant to Section 5(d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 5(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which Transfer Restricted Notes were sold by such

Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided that in no case shall any Initial Purchaser be required to contribute any amount in excess of the underwriting discounts or commissions applicable to the Transfer Restricted Notes purchased by such Initial Purchaser, as set forth in the Purchase Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling the Initial Purchasers or any Holder, or by or on behalf of the Partnership Parties, their officers or directors or any Person controlling the Partnership Parties, (iii) acceptance of any of the Exchange Notes or (iv) any sale of Transfer Restricted Notes pursuant to a Shelf Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Partnership Parties have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Partnership’s other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Partnership has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof or this paragraph (b) shall be effective as against any Holder of Transfer Restricted Notes unless consented to in writing by such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Partnership by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement and (ii) if to the Partnership Parties, initially at the Partnership’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage pre-paid, if mailed; when receipt is acknowledged, if sent by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms of the Notes and the Purchase Agreement. Without limiting the foregoing, if the Partnership directly or indirectly consolidates with or merges with or into, or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) in one or more related transactions to another person, the person formed by or surviving any such consolidation or merger (if other than the Partnership) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall expressly assume all of the Partnership’s obligations of this Agreement. If any transferee of any Holder acquires Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers shall have no liability or obligation to the Partnership with respect to any failure by a Holder to comply with, or any breach by any other Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Notes. The Partnership shall not, and shall not permit any of its affiliates (as defined in Rule 405 under the 1933 Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Partnership or any of its affiliates and resold in a transaction registered under the Securities Act.

(f) Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be bound by all of the terms and provisions of this Agreement and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together will constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GS PIPELINE COMPANY, LLC

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

GULF SOUTH PIPELINE COMPANY, LP

By:	GS Pipeline Company, LLC, its general partner

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

Confirmed and accepted as of the date first above written:

Barclays Capital Inc.

J.P. Morgan Securities LLC

For themselves and on behalf of the

several Initial Purchasers

BY:	BARCLAYS CAPITAL INC.

	by:	/s/ Greg Hall
	Name:	Greg Hall
	Title:	Managing Director

BY:	J.P. MORGAN SECURITIES LLC

	by:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

SCHEDULE I

Initial Purchasers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

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